Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

I, Kristen Ankerbrandt, Chief Financial Officer of Compass, Inc. (the “Company”), certify pursuant to 18 U.S.C. Section 1350 that, to my knowledge, the Annual Report on Form 10-K of the Company for the year ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2022

/s/ Kristen Ankerbrandt
Kristen Ankerbrandt
Chief Financial Officer